Exhibit 99.1

NEWS RELEASE

Contacts:

Erika Winkels	Ryan Weispfenning
Public Relations	Investor Relations
+1-763-526-8478	+1-763-505-4626

FOR IMMEDIATE RELEASE

Medtronic reports second quarter
fiscal 2025 financial results

Delivering on commitments, executing ahead of expectations, and raising guidance

Innovation driving sustained growth across many franchises: TAVR, PFA, Leadless Pacemakers, Diabetes, Spine, and Neuromodulation

GALWAY, Ireland – Nov. 19, 2024 – Medtronic plc (NYSE: MDT) today announced financial results for its second quarter (Q2) of fiscal year 2025 (FY25), which ended October 25, 2024.

Key Highlights
•Revenue of $8.4 billion increased 5.3% as reported and 5.0% organic
•GAAP diluted earnings per share (EPS) of $0.99; non-GAAP diluted EPS of $1.26
•Company raises FY25 organic revenue growth and EPS guidance

Financial Results
Medtronic reported Q2 worldwide revenue of $8.403 billion, an increase of 5.3% as reported and 5.0% on an organic basis. Organic revenue growth comparison excludes:
•Other revenue of $37 million in the current year and $61 million in the prior year; and
•Foreign currency translation benefit of $45 million on the remaining segments.

As reported, Q2 GAAP net income and diluted earnings per share (EPS) were $1.270 billion and $0.99, respectively, representing increases of 40% and 46%, respectively. As detailed in the financial schedules included at the end of this release, Q2 non-GAAP net income and non-GAAP diluted EPS were $1.620 billion and $1.26, respectively, representing a decrease of 3% and an increase of 1%, respectively. Included in Q2 non-GAAP diluted EPS was a -9 cent impact from foreign currency translation. Non-GAAP adjusted diluted EPS grew 8% on a constant currency basis.

“Our momentum is building as we keep executing on our commitments, delivering yet another consecutive quarter of strong results that came in ahead of expectations,” said Geoff Martha, Medtronic chairman and chief executive officer. “Innovation matters, and innovation is really driving our growth today. As we look ahead, we’re confident that this diversified growth will keep going, especially given the strength of our pipeline in high-impact markets that will allow us to benefit even more patients around the world.”

Cardiovascular Portfolio
The Cardiovascular Portfolio includes the Cardiac Rhythm & Heart Failure (CRHF), Structural Heart & Aortic (SHA), and Coronary & Peripheral Vascular (CPV) divisions. Revenue of $3.102 billion increased 6.1% as reported and 5.6% organic, with a high-single digit increase in SHA and mid-single digit increases in CRHF and CPV, all on an organic basis.
•CRHF results included mid-single digit growth in Cardiac Rhythm Management, driven by high-single digit growth in Defibrillation Solutions and Cardiac Pacing Therapies, including high-teens growth in Micra™ transcatheter pacing systems;

Cardiac Ablation Solutions had flat results as strong growth of the PulseSelect™ pulsed field ablation (PFA) system offset declines in cryoablation
•SHA results driven by high-single digit growth in Structural Heart, on the U.S. launch of the Evolut™ FX+ TAVR system, and low-double digit growth in Cardiac Surgery
•CPV delivered mid-single digit growth in both Coronary, with strength in guide catheters and balloons, and Peripheral Vascular Health
•Ramping commercial availability of the Affera™ Mapping and Ablation System and Sphere-9™ catheter following late October U.S. Food and Drug Administration (FDA) approval
•Received CE Mark for Evolut™ FX+ TAVR system in late October; started commercial launch across Europe this month
•Launched Avalus Ultra™ surgical valve in Western Europe and VitalFlow™ Extracorporeal Membrane Oxygenation (ECMO) system in the U.S.
•In September, Symplicity™ blood pressure procedure named to FORTUNE 2024 ‘Change the World’ list
•Earlier this month, granted transitional pass-through (TPT) payment under the U.S. Medicare Hospital Outpatient Prospective Payment System beginning January 1, 2025, for Symplicity Spyral™ renal denervation (RDN) catheter, used in the Symplicity™ blood pressure procedure

Neuroscience Portfolio
The Neuroscience Portfolio includes the Cranial & Spinal Technologies (CST), Specialty Therapies, and Neuromodulation divisions. Revenue of $2.451 billion increased 7.1% as reported and 6.7% organic, with a low-double digits increase in Neuromodulation and mid-single digit increases in both CST and Specialty Therapies, all on an organic basis.
•CST above market performance driven by continued adoption of the AiBLE™ ecosystem of spine implants and enabling technology, with mid-single digit growth in Core Spine and high-single digit growth in Biologics and Neurosurgery
•Specialty Therapies results driven by mid-single digit growth in both Neurovascular, with continued strength in hemorrhagic stroke products, and

Pelvic Health, on continued adoption of the InterStim X™ system; ENT grew low-single digits on strength in capital placements
•Neuromodulation drove above market performance, with high-teens growth in Brain Modulation on the continued launch of the Percept™ RC deep brain stimulator (DBS) with BrainSense™ technology; Pain Therapies grew low-double digits, including low-double digit growth in U.S. Pain Stim on the continued launch of the Inceptiv™ spinal cord stimulator
•Medtronic pioneering ADAPT-PD clinical trial methods and preliminary data studying adaptive deep brain stimulation (aDBS) published in September in npj Parkinson’s Disease, part of the prestigious Nature Portfolio of journals
•In September, expanded AiBLE™ spine surgery ecosystem with new technologies and announced partnership with Siemens Healthineers to co-market and integrate the Siemens Healthineers Multitom Rax™ imaging system

Medical Surgical Portfolio
The Medical Surgical Portfolio includes the Surgical & Endoscopy (SE) and the Acute Care & Monitoring (ACM) divisions. Revenue of $2.128 billion increased 1.2% as reported and increased 0.7% organic, with low-single digit organic increase in ACM and flat organic result in SE. SE year-over-year results were affected by a difficult comparison from prior year supply recovery in Surgical and increased high-single digits sequentially.
•SE results included flat results in both Advanced Surgical Technologies, with strength in Advanced Energy, driven by continued adoption of the LigaSure™ Maryland XP vessel sealer, offsetting declines in Advanced Stapling; General Surgical Technologies grew low-single digits, with strength in Hernia and Wound Management products
•ACM performance included high-single digit growth in Nellcor™ Blood Oxygen Management products

Diabetes
Revenue of $686 million increased 12.4% as reported and 11.0% organic.

•U.S. revenue grew high-single digits on the continued adoption of the MiniMed™ 780G automated insulin delivery (AID) system
•International revenue grew low-double digits on increasing CGM attachment rates and the continued roll-out of Simplera Sync™ sensor
•In September, meta-analysis of 28 randomized control trials published in Diabetes/Metabolism Research and Reviews concluded MiniMed™ 780G achieved highest time-in-range among seven commercial AID systems

Guidance
The company today raised its FY25 revenue growth and EPS guidance.

The company raised its FY25 organic revenue growth guidance to 4.75% to 5% versus the prior range of 4.5% to 5%. The organic revenue growth guidance excludes the impact of foreign currency and revenue reported as Other. Including Other revenue and the impact of foreign currency exchange, if recent foreign currency exchange rates hold, FY25 revenue growth on an adjusted basis would be in the range of 3.4% to 3.9%.

The company raised its FY25 diluted non-GAAP EPS guidance to the new range of $5.44 to $5.50 versus the prior $5.42 to $5.50. This includes an estimated -5% impact from foreign currency exchange based on recent rates, unchanged from the prior guidance. The company’s guidance represents FY25 diluted non-GAAP EPS growth in the range of 4.6% to 5.8%.

“We’re restoring our earnings power through our focus on underlying margin improvement, delivering another quarter of high-single digit constant currency adjusted EPS growth,” said Gary Corona, Medtronic interim chief financial officer. “And now, as the impact from foreign currency abates, we expect to report high-single digit adjusted EPS growth in the back half of our fiscal year, in line with our long-term commitment to deliver durable, mid-single digit organic revenue growth with EPS leverage.”

FY24 Impact Report
Today, Medtronic released its FY24 Impact Report demonstrating the company’s sustainability progress. Medtronic also launched a new Impact webpage and FY24 Highlights Report featuring notable key performance indicators and stories, as well as an online Data Hub that shows the company’s commitment to transparent disclosure and reporting:
•Achieved 2025 goal to reduce greenhouse gas intensity by 50% a year early, with a 52% reduction in FY24
•Exceeded goal to reduce aggregate product complaint rate by 10% for identified product families, with a 33% reduction in FY24
•More than 78 million patients served through expanded access strategies
•$2.7B spent in R&D investments to drive innovation

Video Webcast Information
Medtronic will host a video webcast today, November 19, at 8:00 a.m. EST (7:00 a.m. CST) to provide information about its businesses for the public, investors, analysts, and news media. This webcast can be accessed by clicking on the Events icon at investorrelations.medtronic.com, and this earnings release will be archived at news.medtronic.com. Within 24 hours of the webcast, a replay of the webcast and transcript of the company’s prepared remarks will be available by clicking on the Events icon at investorrelations.medtronic.com.

Medtronic plans to report its FY25 third and fourth quarter results on Tuesday,
February 18, 2025, and Wednesday, May 21, 2025, respectively. Confirmation and additional details will be provided closer to the specific event.

Financial Schedules and Earnings Presentation
The second quarter financial schedules and non-GAAP reconciliations can be viewed by clicking on the Investor Events link at investorrelations.medtronic.com.

About Medtronic
Bold thinking. Bolder actions. We are Medtronic. Medtronic plc, headquartered in Galway, Ireland, is the leading global healthcare technology company that boldly attacks the most challenging health problems facing humanity by searching out and finding solutions. Our Mission — to alleviate pain, restore health, and extend life — unites a global team of 95,000+ passionate people across more than 150 countries. Our technologies and therapies treat 70 health conditions and include cardiac devices, surgical robotics, insulin pumps, surgical tools, patient monitoring systems, and more. Powered by our diverse knowledge, insatiable curiosity, and desire to help all those who need it, we deliver innovative technologies that transform the lives of two people every second, every hour, every day. Expect more from us as we empower insight-driven care, experiences that put people first, and better outcomes for our world. In everything we do, we are engineering the extraordinary. For more information on Medtronic (NYSE:MDT), visit www.Medtronic.com and follow on LinkedIn.

FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties, including risks related to competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of medical products, government regulation, geopolitical conflicts, general economic conditions, and other risks and uncertainties described in the company’s periodic reports on file with the U.S. Securities and Exchange Commission including the most recent Annual Report on Form 10-K of the company. In some cases, you can identify these statements by forward-looking words or expressions, such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “looking ahead,” “may,” “plan,” “possible,” “potential,” “project,” “should,” “going to,” “will,” and similar words or expressions, the negative or plural of such words or expressions and other comparable terminology. Actual results may differ materially from anticipated results. Medtronic does not undertake to update its forward-looking statements or any of the information contained in this press release, including to reflect future events or circumstances.

NON-GAAP FINANCIAL MEASURES
This press release contains financial measures, including adjusted net income, adjusted diluted EPS, and organic revenue, which are considered “non-GAAP” financial measures under applicable SEC rules and regulations. References to quarterly or annual figures increasing, decreasing or remaining flat are in comparison to fiscal year 2024, and references to sequential changes are in comparison to the prior fiscal quarter.

Medtronic management believes that non-GAAP financial measures provide information useful to investors in understanding the company’s underlying operational performance and trends and to facilitate comparisons with the performance of other companies in the med tech industry. Non-GAAP net income and diluted EPS exclude the effect of certain charges or gains that contribute to or reduce earnings but that result from transactions or events that management believes may or may not recur with similar materiality or impact to operations in future periods (Non-GAAP Adjustments). Medtronic generally uses non-GAAP financial measures to facilitate management’s review of the operational performance of the company and as a basis for strategic planning. Non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with U.S. generally accepted accounting principles (GAAP), and investors are cautioned that Medtronic may calculate non-GAAP financial measures in a way that is different from other companies. Management strongly encourages investors to review the company’s consolidated financial statements and publicly filed reports in their entirety. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial schedules accompanying this press release.

Medtronic calculates forward-looking non-GAAP financial measures based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. For instance, forward-looking organic revenue growth guidance excludes the impact of foreign currency fluctuations, as well as significant acquisitions or divestitures. Forward-looking diluted non-GAAP EPS guidance also excludes other potential charges or gains that would be recorded as Non-GAAP Adjustments to earnings during the fiscal year. Medtronic does not attempt to provide reconciliations of forward-looking non-GAAP EPS guidance to projected GAAP EPS guidance because the combined impact and timing of recognition of these potential charges or gains is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. In addition, the company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of financial performance.

Multitom Rax™ is a trademark of Siemens Healthcare GmbH.

-end-

MEDTRONIC PLC
WORLD WIDE REVENUE(1)
(Unaudited)

	SECOND QUARTER							YEAR-TO-DATE
	REPORTED				ORGANIC			REPORTED				ORGANIC
(in millions)	FY25	FY24	Growth	Currency Impact(3)	Adjusted FY25(4)	Adjusted FY24(4)	Growth	FY25	FY24	Growth	Currency Impact(3)	Adjusted FY25(5)	Adjusted FY24(5)	Growth
Cardiovascular	$3,102	$2,923	6.1%	$16	$3,086	$2,923	5.6%	$6,108	$5,773	5.8%	$(23)	$6,132	$5,773	6.2%
Cardiac Rhythm & Heart Failure	1,578	1,492	5.8	11	1,567	1,492	5.0	3,114	2,938	6.0	(8)	3,122	2,938	6.2
Structural Heart & Aortic	881	819	7.6	4	877	819	7.1	1,736	1,633	6.3	(8)	1,744	1,633	6.8
Coronary & Peripheral Vascular	643	613	4.9	1	642	613	4.8	1,259	1,202	4.7	(7)	1,266	1,202	5.3
Neuroscience	2,451	2,288	7.1	10	2,441	2,288	6.7	4,768	4,506	5.8	(8)	4,776	4,506	6.0
Cranial & Spinal Technologies	1,234	1,157	6.7	3	1,231	1,157	6.4	2,382	2,260	5.4	(6)	2,387	2,260	5.6
Specialty Therapies	737	705	4.6	5	732	705	3.9	1,450	1,400	3.5	(2)	1,452	1,400	3.7
Neuromodulation	480	426	12.6	2	478	426	12.1	937	846	10.8	(1)	938	846	10.9
Medical Surgical	2,128	2,103	1.2	10	2,117	2,103	0.7	4,123	4,107	0.4	(18)	4,142	4,107	0.8
Surgical & Endoscopy	1,649	1,641	0.5	9	1,641	1,641	—	3,193	3,187	0.2	(13)	3,207	3,187	0.6
Acute Care & Monitoring	478	462	3.6	1	477	462	3.3	930	921	1.0	(5)	935	921	1.6
Diabetes	686	610	12.4	9	678	610	11.0	1,333	1,189	12.1	5	1,329	1,189	11.8
Total Reportable Segments	8,366	7,923	5.6	45	8,322	7,923	5.0	16,333	15,575	4.9	(46)	16,379	15,575	5.2
Other(2)	37	61	(38.9)	—	—	—	—	(15)	111	(113.5)	(2)	—	—	—
TOTAL	$8,403	$7,984	5.3%	$45	$8,322	$7,923	5.0%	$16,318	$15,686	4.0%	$(48)	$16,379	$15,575	5.2%

(1)The data in this schedule has been intentionally rounded to the nearest million and, therefore, may not sum. Percentages have been calculated using actual, non-rounded figures and, therefore, may not recalculate precisely.
(2)Includes historical operations and ongoing transition agreements from businesses the Company has exited or divested, and specifically for the three months ended July 26, 2024, impacting year-to-date figures, $90 million of incremental Italian payback accruals resulting from the two July 22, 2024 rulings by the Constitutional Court of Italy relating to certain prior years since 2015.
(3)The currency impact to revenue measures the change in revenue between current and prior year periods using constant exchange rates.
(4)The three months ended October 25, 2024 includes $82 million of revenue adjustments related to $37 million of inorganic revenue for the transition activity noted in (2) and $45 million of favorable currency impact on the remaining segments. The three months ended October 27, 2023 excludes $61 million of inorganic revenue related to the transition activity noted in (2).
(5)The six months ended October 25, 2024 excludes $61 million of revenue adjustments related to $90 million of incremental Italian payback accruals further described in note (2), $75 million of inorganic revenue related to the transition activity noted in (2), and $46 million of unfavorable currency impact on the remaining segments. The six months ended October 27, 2023 excludes $111 million of inorganic revenue related to the transition activity noted in (2).

MEDTRONIC PLC
U.S.(1)(2) REVENUE
(Unaudited)

	SECOND QUARTER						YEAR-TO-DATE
	REPORTED			ORGANIC			REPORTED			ORGANIC
(in millions)	FY25	FY24	Growth	Adjusted FY25	Adjusted FY24	Growth	FY25	FY24	Growth	Adjusted FY25	Adjusted FY24	Growth
Cardiovascular	$1,434	$1,427	0.5%	$1,434	$1,427	0.5%	$2,836	$2,776	2.2%	$2,836	$2,776	2.2%
Cardiac Rhythm & Heart Failure	768	782	(1.8)	768	782	(1.8)	1,534	1,502	2.1	1,534	1,502	2.1
Structural Heart & Aortic	388	367	5.7	388	367	5.7	757	724	4.5	757	724	4.5
Coronary & Peripheral Vascular	278	278	0.1	278	278	0.1	546	550	(0.8)	546	550	(0.8)
Neuroscience	1,677	1,560	7.5	1,677	1,560	7.5	3,242	3,057	6.0	3,242	3,057	6.0
Cranial & Spinal Technologies	926	863	7.2	926	863	7.2	1,781	1,685	5.7	1,781	1,685	5.7
Specialty Therapies	418	403	3.6	418	403	3.6	816	795	2.6	816	795	2.6
Neuromodulation	333	293	13.7	333	293	13.7	645	577	11.8	645	577	11.8
Medical Surgical	944	948	(0.4)	944	948	(0.4)	1,825	1,815	0.5	1,825	1,815	0.5
Surgical & Endoscopy	675	688	(1.9)	675	688	(1.9)	1,304	1,308	(0.2)	1,304	1,308	(0.2)
Acute Care & Monitoring	269	260	3.6	269	260	3.6	521	508	2.6	521	508	2.6
Diabetes	232	217	6.9	232	217	6.9	447	405	10.4	447	405	10.4
Total Reportable Segments	4,286	4,151	3.3	4,286	4,151	3.3	8,350	8,054	3.7	8,350	8,054	3.7
Other(3)	18	23	(22.2)	—	—	—	37	45	(19.0)	—	—	—
TOTAL	$4,304	$4,175	3.1%	$4,286	$4,151	3.3%	$8,387	$8,099	3.6%	$8,350	$8,054	3.7%

(1)U.S. includes the United States and U.S. territories.
(2)The data in this schedule has been intentionally rounded to the nearest million and, therefore, may not sum. Percentages have been calculated using actual, non-rounded figures and, therefore, may not recalculate precisely.
(3)Includes historical operations and ongoing transition agreements from businesses the Company has exited or divested.

MEDTRONIC PLC
INTERNATIONAL REVENUE(1)
(Unaudited)

	SECOND QUARTER							YEAR-TO-DATE
	REPORTED				ORGANIC			REPORTED				ORGANIC
(in millions)	FY25	FY24	Growth	Currency Impact(3)	Adjusted FY25(4)	Adjusted FY24(4)	Growth	FY25	FY24	Growth	Currency Impact(3)	Adjusted FY25(5)	Adjusted FY24(5)	Growth
Cardiovascular	$1,668	$1,496	11.5%	$16	$1,652	$1,496	10.4%	$3,272	$2,996	9.2%	$(23)	$3,295	$2,996	10.0%
Cardiac Rhythm & Heart Failure	811	710	14.2	11	799	710	12.6	1,580	1,436	10.0	(8)	1,588	1,436	10.6
Structural Heart & Aortic	492	451	9.1	4	488	451	8.3	980	909	7.8	(8)	988	909	8.7
Coronary & Peripheral Vascular	365	335	8.9	1	364	335	8.7	713	652	9.3	(7)	720	652	10.4
Neuroscience	774	728	6.3	10	764	728	5.0	1,526	1,449	5.3	(8)	1,535	1,449	5.9
Cranial & Spinal Technologies	308	293	5.0	3	305	293	3.9	600	576	4.2	(6)	606	576	5.2
Specialty Therapies	319	302	5.8	5	315	302	4.3	634	605	4.8	(2)	636	605	5.1
Neuromodulation	146	133	10.4	2	144	133	8.8	292	269	8.8	(1)	293	269	9.1
Medical Surgical	1,183	1,155	2.5	10	1,173	1,155	1.6	2,298	2,292	0.3	(18)	2,317	2,292	1.1
Surgical & Endoscopy	974	953	2.3	9	966	953	1.4	1,889	1,879	0.5	(13)	1,902	1,879	1.2
Acute Care & Monitoring	209	202	3.5	1	208	202	2.8	409	413	(0.9)	(5)	414	413	0.4
Diabetes	455	394	15.5	9	446	394	13.2	886	784	13.1	5	882	784	12.5
Total Reportable Segments	4,080	3,772	8.2	45	4,035	3,772	7.0	7,983	7,521	6.1	(46)	8,028	7,521	6.7
Other(2)	19	37	(49.4)	—	—	—	—	(51)	66	(178.3)	(2)	—	—	—
TOTAL	$4,099	$3,809	7.6%	$45	$4,035	$3,772	7.0%	$7,931	$7,587	4.5%	$(48)	$8,028	$7,521	6.7%

(1)The data in this schedule has been intentionally rounded to the nearest million and, therefore, may not sum. Percentages have been calculated using actual, non-rounded figures and, therefore, may not recalculate precisely.
(2)Includes historical operations and ongoing transition agreements from businesses the Company has exited or divested, and specifically for the three months ended July 26, 2024, impacting year-to-date figures, $90 million of incremental Italian payback accruals resulting from the two July 22, 2024 rulings by the Constitutional Court of Italy relating to certain prior years since 2015.
(3)The currency impact to revenue measures the change in revenue between current and prior year periods using constant exchange rates.
(4)The three months ended October 25, 2024 includes $64 million of revenue adjustments related to $19 million of inorganic revenue for the transition activity noted in (2), and $45 million of favorable currency impact on the remaining segments. The three months ended October 27, 2023 excludes $37 million of inorganic revenue related to the transition activity noted in (2).
(5)The six months ended October 25, 2024 excludes $97 million of revenue adjustments related to $90 million of incremental Italian payback accruals further described in note (2), $38 million of inorganic revenue related to the transition activity noted in (2), and $46 million of unfavorable currency impact on the remaining segments. The six months ended October 27, 2023 excludes $66 million of inorganic revenue related to the transition activity noted in (2).

MEDTRONIC PLC
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three months ended		Six months ended
(in millions, except per share data)	October 25, 2024	October 27, 2023	October 25, 2024	October 27, 2023
Net sales	$8,403	$7,984	$16,318	$15,686
Costs and expenses:
Cost of products sold, excluding amortization of intangible assets	2,946	2,761	5,707	5,390
Research and development expense	697	698	1,373	1,365
Selling, general, and administrative expense	2,757	2,686	5,412	5,299
Amortization of intangible assets	413	425	827	855
Restructuring charges, net	30	40	77	94
Certain litigation charges, net	—	65	81	105
Other operating income, net	(34)	(31)	(33)	(30)
Operating profit	1,595	1,340	2,873	2,608
Other non-operating income, net	(173)	(154)	(330)	(230)
Interest expense, net	209	180	376	329
Income before income taxes	1,559	1,313	2,827	2,510
Income tax provision	281	402	500	802
Net income	1,278	911	2,327	1,708
Net income attributable to noncontrolling interests	(9)	(2)	(15)	(8)
Net income attributable to Medtronic	$1,270	$909	$2,312	$1,700
Basic earnings per share	$0.99	$0.68	$1.79	$1.28
Diluted earnings per share	$0.99	$0.68	$1.79	$1.28
Basic weighted average shares outstanding	1,282.4	1,330.2	1,288.6	1,330.3
Diluted weighted average shares outstanding	1,286.9	1,331.9	1,292.5	1,332.8
The data in the schedule above has been intentionally rounded to the nearest million.

MEDTRONIC PLC
GAAP TO NON-GAAP RECONCILIATIONS(1)
(Unaudited)

	Three months ended October 25, 2024
(in millions, except per share data)	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income Before Income Taxes	Net Income attributable to Medtronic	Diluted EPS	Effective Tax Rate
GAAP	$8,403	$2,946	64.9%	$1,595	19.0%	$1,559	$1,270	$0.99	18.0%
Non-GAAP Adjustments:
Amortization of intangible assets	—	—	—	413	4.9	413	338	0.26	18.2
Restructuring and associated costs(2)	—	(11)	0.1	46	0.5	46	37	0.03	19.6
Acquisition and divestiture-related items(3)	—	(5)	0.1	(25)	(0.3)	(25)	(30)	(0.02)	(20.0)
(Gain)/loss on minority investments(4)	—	—	—	—	—	(10)	(21)	(0.02)	(100.0)
Medical device regulations(5)	—	(9)	0.1	12	0.1	12	10	0.01	16.7
Certain tax adjustments, net	—	—	—	—	—	—	16	0.01	—
Non-GAAP	$8,403	$2,921	65.2%	$2,041	24.3%	$1,995	$1,620	$1.26	18.3%
Currency impact	(45)	(103)	1.1	145	1.9			0.09
Currency Adjusted	$8,358	$2,818	66.3%	$2,186	26.2%			$1.35

	Three months ended October 27, 2023
(in millions, except per share data)	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income Before Income Taxes	Net Income attributable to Medtronic	Diluted EPS	Effective Tax Rate
GAAP	$7,984	$2,761	65.4%	$1,340	16.8%	$1,313	$909	$0.68	30.6%
Non-GAAP Adjustments:
Amortization of intangible assets	—	—	—	425	5.3	425	360	0.27	15.3
Restructuring and associated costs(2)	—	(15)	0.2	91	1.1	91	76	0.06	17.6
Acquisition and divestiture-related items(3)	—	(6)	0.1	58	0.7	58	51	0.04	12.1
Certain litigation charges, net	—	—	—	65	0.8	65	50	0.04	23.1
(Gain)/loss on minority investments(4)	—	—	—	—	—	25	21	0.02	20.0
Medical device regulations(5)	—	(21)	0.3	30	0.4	30	24	0.02	20.0
Certain tax adjustments, net(6)	—	—	—	—	—	—	176	0.13	—
Non-GAAP	$7,984	$2,720	65.9%	$2,009	25.2%	$2,008	$1,667	$1.25	16.9%
See description of non-GAAP financial measures contained in the press release dated November 19, 2024.
(1)The data in this schedule has been intentionally rounded to the nearest million or $0.01 for EPS figures, and, therefore, may not sum.
(2)Associated costs primarily include salaries and wages for employees supporting the restructuring activities, consulting expenses, and asset write-offs.
(3)The charges primarily include business combination costs, changes in fair value of contingent consideration, and exit of business-related charges. The three months ended October 25, 2024, also include gains related to certain business or asset sales.
(4)We exclude unrealized and realized gains and losses on our minority investments as we do not believe that these components of income or expense have a direct correlation to our ongoing or future business operations.
(5)The charges represent incremental costs of complying with the new European Union (E.U.) medical device regulations for previously registered products and primarily include charges for contractors supporting the project and other direct third-party expenses. We consider these costs to be duplicative of previously incurred costs and/or one-time costs, which are limited to a specific time period.
(6)The charge primarily relates to the establishment of a valuation allowance against certain net operating losses.

MEDTRONIC PLC
GAAP TO NON-GAAP RECONCILIATIONS(1)
(Unaudited)

	Six months ended October 25, 2024
(in millions, except per share data)	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income Before Income Taxes	Net Income attributable to Medtronic	Diluted EPS	Effective Tax Rate
GAAP	$16,318	$5,707	65.0%	$2,873	17.6%	$2,827	$2,312	$1.79	17.7%
Non-GAAP Adjustments:
Amortization of intangible assets	—	—	—	827	4.9	827	678	0.52	18.0
Restructuring and associated costs(2)	—	(20)	0.1	108	0.6	108	87	0.07	19.4
Acquisition and divestiture-related items(3)	—	(16)	0.1	(13)	(0.1)	(13)	(19)	(0.01)	(46.2)
Certain litigation charges, net	—	—	—	81	0.5	81	68	0.05	16.0
(Gain)/loss on minority investments(4)	—	—	—	—	—	(27)	(38)	(0.03)	(37.0)
Medical device regulations(5)	—	(20)	0.1	27	0.2	27	22	0.02	18.5
Other(6)	90	—	0.4	90	0.5	90	70	0.05	22.2
Certain tax adjustments, net	—	—	—	—	—	—	33	0.03	—
Non-GAAP	$16,408	$5,651	65.6%	$3,993	24.3%	$3,921	$3,213	$2.49	17.7%
Currency impact	46	(134)	0.9	246	1.5			0.16
Currency Adjusted	$16,454	$5,517	66.5%	$4,239	25.8%			$2.65

	Six months ended October 27, 2023
(in millions, except per share data)	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income Before Income Taxes	Net Income attributable to Medtronic	Diluted EPS	Effective Tax Rate
GAAP	$15,686	$5,390	65.6%	$2,608	16.6%	$2,510	$1,700	$1.28	32.0%
Non-GAAP Adjustments:
Amortization of intangible assets	—	—	—	855	5.5	855	724	0.54	15.2
Restructuring and associated costs(2)	—	(30)	0.2	182	1.2	182	152	0.11	16.5
Acquisition and divestiture-related items(3)	—	(12)	0.1	107	0.7	107	97	0.07	9.3
Certain litigation charges, net	—	—	—	105	0.7	105	81	0.06	22.9
(Gain)/loss on minority investments(4)	—	—	—	—	—	89	85	0.06	5.6
Medical device regulations(5)	—	(42)	0.3	62	0.4	62	49	0.04	21.0
Certain tax adjustments, net(7)	—	—	—	—	—	—	375	0.28	—
Non-GAAP	$15,686	$5,306	66.2%	$3,919	25.0%	$3,910	$3,262	$2.45	16.4%
See description of non-GAAP financial measures contained in the press release dated November 19, 2024.
(1)The data in this schedule has been intentionally rounded to the nearest million or $0.01 for EPS figures, and, therefore, may not sum.
(2)Associated costs primarily include salaries and wages for employees supporting the restructuring activities, consulting expenses, and asset write-offs.
(3)The charges primarily include business combination costs, changes in fair value of contingent consideration, and exit of business-related charges. The six months ended October 25, 2024, also include gains related to certain business or asset sales.
(4)We exclude unrealized and realized gains and losses on our minority investments as we do not believe that these components of income or expense have a direct correlation to our ongoing or future business operations.
(5)The charges represent incremental costs of complying with the new European Union (E.U.) medical device regulations for previously registered products and primarily include charges for contractors supporting the project and other direct third-party expenses. We consider these costs to be duplicative of previously incurred costs and/or one-time costs, which are limited to a specific time period.
(6)Reflects the recognition of incremental Italian payback accruals resulting from the two July 22, 2024 rulings by the Constitutional Court of Italy relating to certain prior years since 2015.
(7)The charge relates to an income tax reserve adjustment associated with the June 2023, Israeli Central-Lod District Court decision, the establishment of a valuation allowance against certain net operating losses and amortization of previously established deferred tax assets from intercompany intellectual property transactions.

MEDTRONIC PLC
GAAP TO NON-GAAP RECONCILIATIONS(1)
(Unaudited)

	Three months ended October 25, 2024
(in millions)	Net Sales	SG&A Expense	SG&A Expense as a % of Net Sales	R&D Expense	R&D Expense as a % of Net Sales	Other Operating (Income) Expense, net	Other Operating (Inc.)/Exp., net as a % of Net Sales	Other Non-Operating Income, net
GAAP	$8,403	$2,757	32.8%	$697	8.3%	$(34)	(0.4)%	$(173)
Non-GAAP Adjustments:
Restructuring and associated costs(2)	—	(6)	(0.1)	—	—	—	—	—
Acquisition and divestiture-related items(3)	—	(19)	(0.2)	—	—	50	0.6	—
Medical device regulations(4)	—	—	—	(4)	—	—	—	—
(Gain)/loss on minority investments(5)	—	—	—	—	—	—	—	10
Non-GAAP	$8,403	$2,732	32.5%	$693	8.2%	$16	0.2%	$(163)

	Six months ended October 25, 2024
(in millions)	Net Sales	SG&A Expense	SG&A Expense as a % of Net Sales	R&D Expense	R&D Expense as a % of Net Sales	Other Operating (Income) Expense, net	Other Operating (Inc.)/Exp., net as a % of Net Sales	Other Non-Operating Income, net
GAAP	$16,318	$5,412	33.2%	$1,373	8.4%	$(33)	(0.2)%	$(330)
Non-GAAP Adjustments:
Restructuring and associated costs(2)	—	(11)	(0.1)	—	—	—	—	—
Acquisition and divestiture-related items(3)	—	(27)	(0.3)	—	—	55	0.3	—
Medical device regulations(4)	—	—	—	(7)	(0.1)	—	—	—
Other(6)	90	—	—	—	—	—	—	—
(Gain)/loss on minority investments(5)	—	—	—	—	—	—	—	27
Non-GAAP	$16,408	$5,374	32.8%	$1,366	8.3%	$23	0.1%	$(303)
See description of non-GAAP financial measures contained in the press release dated November 19, 2024.
(1)The data in this schedule has been intentionally rounded to the nearest million, and, therefore, may not sum.
(2)Associated costs primarily include salaries and wages for employees supporting the restructuring activities, consulting expenses, and asset write-offs.
(3)The charges primarily include business combination costs, changes in fair value of contingent consideration, exit of business-related charges, and gains related to certain business or asset sales.
(4)The charges represent incremental costs of complying with the new European Union medical device regulations for previously registered products and primarily include charges for contractors supporting the project and other direct third-party expenses. We consider these costs to be duplicative of previously incurred costs and/or one-time costs, which are limited to a specific time period.
(5)We exclude unrealized and realized gains and losses on our minority investments as we do not believe that these components of income or expense have a direct correlation to our ongoing or future business operations.
(6)Reflects the recognition of incremental Italian payback accruals resulting from the two July 22, 2024 rulings by the Constitutional Court of Italy relating to certain prior years since 2015.

MEDTRONIC PLC
GAAP TO NON-GAAP RECONCILIATIONS(1)
(Unaudited)

	Six months ended
(in millions)	October 25, 2024	October 27, 2023
Net cash provided by operating activities	$1,944	$1,536
Additions to property, plant, and equipment	(924)	(815)
Free Cash Flow(2)	$1,020	$721
See description of non-GAAP financial measures contained in the press release dated November 19, 2024.
(1)The data in this schedule has been intentionally rounded to the nearest million, and, therefore, may not sum.
(2)Free cash flow represents operating cash flows less property, plant, and equipment additions.

MEDTRONIC PLC
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in millions)	October 25, 2024	April 26, 2024
ASSETS
Current assets:
Cash and cash equivalents	$1,394	$1,284
Investments	6,595	6,721
Accounts receivable, less allowances and credit losses of $195 and $173, respectively	6,260	6,128
Inventories	5,479	5,217
Other current assets	2,710	2,584
Total current assets	22,438	21,935
Property, plant, and equipment, net	6,438	6,131
Goodwill	41,161	40,986
Other intangible assets, net	12,423	13,225
Tax assets	3,572	3,657
Other assets	4,009	4,047
Total assets	$90,042	$89,981
LIABILITIES AND EQUITY
Current liabilities:
Current debt obligations	$3,719	$1,092
Accounts payable	2,376	2,410
Accrued compensation	1,893	2,375
Accrued income taxes	947	1,330
Other accrued expenses	3,260	3,582
Total current liabilities	12,195	10,789
Long-term debt	24,607	23,932
Accrued compensation and retirement benefits	1,084	1,101
Accrued income taxes	1,432	1,859
Deferred tax liabilities	473	515
Other liabilities	1,534	1,365
Total liabilities	41,326	39,561
Commitments and contingencies
Shareholders’ equity:
Ordinary shares— par value $0.0001, 2.6 billion shares authorized, 1,282,553,150 and 1,311,337,531 shares issued and outstanding, respectively	—	—
Additional paid-in capital	20,824	23,129
Retained earnings	30,919	30,403
Accumulated other comprehensive loss	(3,250)	(3,318)
Total shareholders’ equity	48,494	50,214
Noncontrolling interests	222	206
Total equity	48,716	50,420
Total liabilities and equity	$90,042	$89,981

The data in this schedule has been intentionally rounded to the nearest million, and, therefore, may not sum.

MEDTRONIC PLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six months ended
(in millions)	October 25, 2024	October 27, 2023
Operating Activities:
Net income	$2,327	$1,708
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,337	1,344
Provision for credit losses	45	37
Deferred income taxes	57	(36)
Stock-based compensation	242	219
Other, net	(98)	182
Change in operating assets and liabilities, net of acquisitions and divestitures:
Accounts receivable, net	(181)	(117)
Inventories	(278)	(616)
Accounts payable and accrued liabilities	(707)	(699)
Other operating assets and liabilities	(800)	(486)
Net cash provided by operating activities	1,944	1,536
Investing Activities:
Acquisitions, net of cash acquired	—	(22)
Additions to property, plant, and equipment	(924)	(815)
Purchases of investments	(4,019)	(3,403)
Sales and maturities of investments	4,338	3,336
Other investing activities, net	1	(59)
Net cash used in investing activities	(604)	(963)
Financing Activities:
Change in current debt obligations, net	(67)	1,321
Issuance of long-term debt	3,209	—
Dividends to shareholders	(1,795)	(1,836)
Issuance of ordinary shares	232	149
Repurchase of ordinary shares	(2,780)	(378)
Other financing activities, net	(64)	153
Net cash used in financing activities	(1,265)	(591)
Effect of exchange rate changes on cash and cash equivalents	35	(214)
Net change in cash and cash equivalents	110	(232)
Cash and cash equivalents at beginning of period	1,284	1,543
Cash and cash equivalents at end of period	$1,394	$1,311

Supplemental Cash Flow Information
Cash paid for:
Income taxes	$1,335	$1,110
Interest	513	476

The data in this schedule has been intentionally rounded to the nearest million, and, therefore, may not sum.